                                                                    Exhibit 99.1

ARMOR HOLDINGS,INC.                                        FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

COMPANY CONTACT:                           MEDIA CONTACT:                              INVESTOR RELATIONS CONTACT:
----------------                           --------------                              ---------------------------
Robert R. Schiller                         Michael Fox                                 James R. Palczynski
President & Chief Operating Officer        President, Corporate Communications         Principal
Armor Holdings, Inc.                       Integrated Corporate Relations, Inc.        Integrated Corporate Relations, Inc.
904.741.5400                               203.222.9145                                203.222.9013

           ARMOR HOLDINGS, INC. INCREASES SECOND QUARTER 2004 GUIDANCE

                        FULL YEAR 2004 GUIDANCE UNCHANGED

JACKSONVILLE, FL - JUNE 1, 2004 - ARMOR HOLDINGS, INC. (NYSE: AH) announced today that it is revising its EPS guidance for the second quarter ending June 30, 2004, from $0.60 - $0.65 per share to $0.70 - $0.75 per share. This revision is primarily due to accelerated M1114 Up-Armored HMMWV production beyond contractual requirements at the request of the U.S. Army. Management expects that other areas of the business should meet or exceed the Company's previously announced second quarter guidance.

At this time, there is no change in 2004 U.S. Government funding for M1114 Up-Armored HMMWVs. Therefore, this revision to second quarter guidance does not change the Company's previously provided full year 2004 EPS guidance of $1.95 - $2.05 per share.


ABOUT ARMOR HOLDINGS

Armor Holdings, Inc. (NYSE: AH) is a diversified manufacturer of branded products for the military, law enforcement and personnel safety markets. Additional information about the Company can be found at www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-3, its 2003 Form 10-K, Form 10-K/A, and most recently filed Form 10-Q.


                                      #####




          1400 MARSH LANDING PARKWAY, SUITE 112 JACKSONVILLE, FL 32250
                      TEL: 904.741.5400 FAX: 904-741-5403